Exhibit 10.14

DESIGN | DEVELOP | SUPPLY

R&D COOPERATION

Idea Developments Ltd
PO Box 499
Date 29 April 2022	Feilding 4740
New Zealand

SunScout Ltd	+64 6 323 2088
83 Johnstone Drive	accounts@idea-nz.com
Palmerston North 4410	idea-nz.com
New Zealand
Attention: Edwin Cywinski	GST 81-153-000

SunScout Robot Mower - ID Product Design

Creation of new product design (ID) based on supplied brief and technical data in accordance with the first 3 Phases of our complete product design solution service.

Starting with limited research and conceptual work (phases 1 & 2) to explore early conceptual direction around areas such as structural layout, wheels and proposed solar panel options etc. We then move to 3D CAD mock-up modelling (phase 3), capturing and integrating your supplied data of key elements such as, Lower Mowing Deck, Mid Body (housing Battery and navigation system), and Upper Housing Cover with solar panels and user interface.

The 3D CAD modelling work is focused on the geometric/volumetric form of the product, placement of key elements and design intent of mechanisms, but not engineered.

Resulting 3D mock-up design is then rendered to provide a 2D design presentation with a deeper level resolve for the expected finished product via PDF, with designers notation as the deliverable.

Tasks | Time

Description

●	DESIGN SOLUTION - Phase 1 to 3

Research | Brief - Phase 1

Undertake research with consideration into; Existing market models, features and price points, market trends, materials and supplied factory data as part of the brief confirmation assisting phase 2 concept work.

Design | Concept - Phase 2

Undertake conceptual work to explore early conceptual direction and options around areas such as structural layout, wheels and proposed solar panel options etc. to assist with design direction ready for next phase of 3D CAD modelling.

While this phase is not a deliverable, it is expected resulting sketches will provide confidence in the design direction.

Design | Mock-up - Phase 3

Creation of early solid 3D CAD model to capture intended product geometry/ volumetric layout or construction layout at concept level, to further explore and confirm the product design intent of the expected finished product.

It is expected during the course of this phase a number of decisions and/or assumptions will be made, given we are largely developing the concept design, and not engineering the design at this time.

Resulting 3D mock-up design is then rendered to provide a 2D design presentation of the expected finished product via PDF as the deliverable with designers notation.

R&D COOPERATION

●	DEVELOPMENT SOLUTION - Phase 4 to 6

To be detailed later on.

-	Phase 4 - Engineering

-	Phase 5 - Prototype | Build

-	Phase 5 - Design | Alterations (if needed)

-	Phase 6 - Design | Specification

●	SUPPLY SOLUTION - Phase 7 to 8

Not included.

Variation - TBA

Should variations to the brief be requested or required to achieve the desired outcome, additional hours will be required and estimated beforeproceeding. This could include repeating some or all of a phase, additional prototype samples, reviews and meetings.

R&D COOPERATION

Idea Developments Ltd
PO Box 499
Date 25 November 2022	Feilding 4740
New Zealand

SunScout Ltd	+64 6 323 2088
83 Johnstone Drive	accounts@idea-nz.com
Palmerston North 4410	idea-nz.com
New Zealand
Attention: Edwin Cywinski	GST 81-153-000

SunScout Mower - Design Solution

Undertake design and mock-up development of the product idea in accordance with our 8 Phase process split into 3 strategic stages of; Design | Development | Supply.

Initial work is limited to the Design Solution Stage where we will start with your supplied brief, concept drawings and sample housing to develop and explore a mock-up/form study model, providing a deeper understanding of the remaining product solution (engineering design) and requirements to complete the process through to a tool/production ready design.

Initial focus is on the product geometry with the build of a (basic) mock-up model with suitable placement/hinging of the solar panel, interaction with the emergency stop and access to the mow height adjustment.

This is intended to provide an assessment of overall product form factor, durability and risk of obstruction with external entitles eg. shrubs, along with ease-of-use and user experience review.

Once the product geometry is confirmed, we will develop a (non-working) Form Study model largely crafted from blue foam and styling clay addressing the product aesthetics and styling integration of moving panel to the mower body is resolved confirming the design direction forward and therefore the scope/content of next (development) stage.

Tasks | Time

Description

●	DESIGN SOLUTION - Phase 1 to 3

Design | Mock-Up - Phase 3.0

Design and build of a mock-up model from a collection of supplied parts, placeholder parts and general workshop materials, with suitable placement/hinging of the solar panel, interaction with the emergency stop and access to the mow height adjustment.

Review assessment of overall product form factor, durability and risk of obstruction with external entitles eg. shrubs, along with ease-of-use and user experience review.

Design | FormStudy - Phase 3.1

Creation and development of crafted/sculpted Form Study model based on approved Mock-Up geometry with consideration into; overall product form, styling, proportions, user interface ready for review with client and confirm design direction.

R&D COOPERATION

Design | Review - Milestone A

Undertake review and debrief of Form Study with view to confirming working & preferred geometrical layout, ergonomics (user interface) and intended design direction to set the scope of next stage.

●	DEVELOPMENT SOLUTION - Phase 4 to 6

Recommended phases to be added as the project progresses may include;

-	Phase 4 - Engineering

-	Phase 5 - Prototype | Build

-	Phase 5 - Design | Alterations (if needed)

-	Phase 6 - Design | Specification

●	SUPPLY SOLUTION - Phase 7 to 8

Not included.

Phase 7 - Tooling and Production set up

Phase 8 - Production and supply

Variation - TBA

Should variations to the brief be requested or required to achieve the desired outcome, additional hours will be required and estimated before proceeding. This could include repeating some or all of a phase, additional prototype samples, reviews and meetings.

Materials | Cost

Description

 Materials | Mock-Up - Phase 3.0

General allowance for workshop materials including; 3D Prints from early CAD development files (if available), light engineering/ fabrication parts, and purchase of some ‘off-shelf’ items as required.

Materials | Form Study - Phase 3.1

Model making materials including 3D Prints from early CAD development files (if available), modelling clay/ foam and purchase of some ‘off-shelf’ items as required.

R&D COOPERATION

Idea Developments Ltd
PO Box 499
Date 15 February 2023	Feilding 4740
New Zealand

SunScout Ltd	+64 6 323 2088
83 Johnstone Drive	accounts@idea-nz.com
Palmerston North 4410	idea-nz.com
New Zealand
Attention: Edwin Cywinski	GST 81-153-000

SunScout Mower - Development Solution

Continuation of project now undertaking design and development of the product idea according to our 8 Phase process split into 3 strategic stages of; Design | Development | Supply.

This Development Solution Stage is where the design is evolved and engineered into a 3D CAD design with view to completing the process through to production and supply.

In this case our primary focus is capturing the clay Form Study model into A-Class surface (solid) model with refinement in our CAD system (NX by Siemens) as detailed in Phase 4.0.

We also acknowledge the benefits of an integrated approach with the client’s manufacturing supplier, and therefore have provided options within this estimate for the additional supply of ‘designer’s intent’ regarding construction, engineering and tooling direction (Phase 4.1), through to deeper collaboration (Phase 4.2) with suppliers factory engineers including engineering CAD design and prototype review/support (if required) as they [factory] progress to production supply.

See the ‘OPTIONS’ section for further details.

Tasks | Time

Description

●	DESIGN SOLUTION - Phase 1 to 3

Completed in job # BEL-010

●	DEVELOPMENT SOLUTION - Phase 4 to 6

Design | 3D CAD - Phase 4.0

Capture external surfaces from the clay Form Study model in our 3D CAD system (NX by Siemens) to create required A-Class surfaces.

Including refinement of product styling lines, symmetry and surfaces are further evolved with consideration into construction or tooling requirements.

Deliverable is a 3D CAD solid surface model file (.x_t or .stp). Note: we recommend including at least option Phase 4.1

Design | Engineering - Phase 4.1 (Option A)

See cost estimate and task description under ‘Options’ section.

Design | Engineering - Phase 4.2 (Option B)

See cost estimate and task description under ‘Options’ section.

Design | Review - Milestone B

Undertake review and debrief with client of 3D CAD captured model with refinements as a deliverable.

R&D COOPERATION

Design | Specification - Phase 6

While not included, this phase usually includes creation of the drawing specifications as associate with production requirements and handover for continued engineering and/ or manufacturing.

●	SUPPLY SOLUTION - Phase 7 to 8

Not required.

Variation - TBA

Should variations to the brief be requested or required to achieve the desired outcome, additional hours will be required and estimated before proceeding.

Project Options

Recommended options to further assist with manufacturing hand-over from designer intent support through to full engineering development support including (if required) factory prototype review etc.

Description

Design | Engineering - Phase 4.1

Creation of supporting documentation and 2D drawing with ‘designers intent’ around expected construction (hinge) and engineering direction with regards to tooling and manufacture.

While limited correspondence is included, ongoing factory support, further engineering internal details and/or correspondence is not included and will be considered additional.

Design | Engineering - Phase 4.2

Collaborative Engineering Design of Product Assembly and Internals. Starting with obtaining existing factory CAD files of components required for engineering (electronics, bottom housing, panel electronics etc) to initiate master product assembly with our CAD system (NX by Siemens) with form study surface capture from phase 4.0

This includes dialogue with factory engineers, regarding existing assembly and design intent of new component to be implemented, capture of internal design requirements wiring channels, hole sizes, component mounting with view to tooling requirements.

This can include (if required) evaluation and feedback of factory prototype by Idea design team, with implementation of recommendations (including 3D CAD) updates, and assistance with DFM (Design For Manufacture) with dialogue and support for factory.

Scope and deliverable required needs to be defined before an estimate of costs can be provided.

IDEA Industrial Design Engineered Answers

Established by Kim Scott in 1998, IDEA provides the complete product design/development and manufacturing supply process, from Industrial Design to Engineered Answers for the successful development of your project or product idea.

Idea’s holistic approach to product design and manufacture sets us apart from other product design firms, ensuring a smooth cost effective development path from idea initiation to production supply, for your profitable product sales.

Idea’s NZ based team of creative designers and our Idea-China manufacturing facility provide profitable custom design/engineering product and manufacturing supply solutions to an established international and local client base of brand owners, manufactures and entrepreneurs.

Idea’s product design, development and supply solutions are backed by over 30 years’ of industry leading experience.

“Creating Products

from Ideas” is what we do.

Idea Group
Idea – NZ	Idea – China

info@idea-nz.com	info@idea-china.com
+64 6 323 2088	+86 135 1074 5050

Idea Developments Ltd	First Star Technology Ltd

Level 3	8a Building 1
22 Stafford St	HengDa GuoXiangShan
Feilding	ShaWan, LongGang District
4702	Shenzhen City
New Zealand	China

idea-nz.com	idea-china.com

From: Kim Scott | Idea <kim@idea-nz.com>

Sent: Friday, 31 January 2025 8:44 am

To: Edwin Cywinski <edwin.cywinski@brightwayenergy.com>

Cc: Keith Newton <keith@idea-nz.com>

Subject: Hourly Rate Change 2025

Hi Edwin,

We appreciate working with you and want to give you a heads-up about a small rate change for time charged projects.

From 1st Mar 2025, our hourly rate will increase from $150 to $160 +GST.

We held off on including you in our last rate adjustment ($150 to $155) a year ago, but with rising business costs, we now need to make this change. We’ve kept it as minimal (6.67%) as possible and hope you understand.

As always, we value our working relationship with you and look forward to continuing to support you in 2025.

Please feel free to contact me directly if yo have any questions.

Regards,

Kim

--

Kim Scott
Managing Director
Idea Developments Ltd

M	+64 21 494 173 (NZ)	Level 3, 22 Stafford St
M	+86 135 5480 2744 (CN)	Feilding
E	kim@idea-nz.com	New Zealand
idea-nz.com

IDEA - Industrial Design Engineering Answers

Creating Products from Ideas is What We Do!

IDEA DEVELOPMENT	Hourly Rates
2022	NZD 145
2023	NZD 145
2024	NZD 150
2025	NZD 150
2026	NZD 160